UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2005

REGENERATION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2005, Regeneration Technologies, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with institutional and other accredited investors (the “Investors”) to sell an aggregate of 2,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $8.55 per share (the “Private Placement”). The Investors included Neil Gagnon who beneficially owns more than five percent of the Company’s Common Stock, and his affiliates. All of the Investors purchased the Shares on the same terms and conditions provided in the Purchase Agreement.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors and agreed to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement to be filed with the Securities and Exchange Commission (the “SEC”), to cover the resale by the Investors. The registration statement must be filed within 30 days of the closing date. If the registration statement is not declared effective by the SEC within 90 days after the closing date, for any reason other than through the fault of the Investors, the Company agreed to make pro rata payments to each Investor an amount equal to 1% of the aggregate amount purchased by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been effective.

The foregoing summary of the terms of the Purchase Agreement and the Registration Rights Agreement is subject to, and qualified in their entirety by, the Purchase Agreement and Registration Rights Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Private Placement of the Shares provided gross proceeds to the Company of approximately $23.9 million before deducting fees payable to the placement agent and other transaction expenses payable by the Company.

The Company agreed to pay a commission of approximately $1.4 million (6% of the gross proceeds to the Company) to the placement agent for the Private Placement, Pacific Growth Equities LLC. In addition, the Company agreed to reimburse the placement agent for its reasonable out-of-pocket expenses up to $25,000 incurred in connection with the Private Placement.

The Shares were offered and sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Shares and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 25, 2005, the Company announced that it had entered into definitive

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agreements for the sale of the Shares in the Private Placement. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

On August 29, 2005, the Company announced that it completed the Private Placement. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Stock Purchase Agreement, dated as of August 24, 2005, by and among Regeneration Technologies, Inc. and the investors named on the signature pages thereto.

10.2	Registration Rights Agreement, dated as of August 24, 2005, by and among Regeneration Technologies, Inc. and the investors named on the signature pages thereto.

10.3	Press release dated August 25, 2005.

10.4	Press release dated August 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

Date: August 29, 2005	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Vice President and Chief Financial Officer

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EXHIBIT INDEX

10.1	Purchase Agreement, dated as of August 24, 2005, by and among Regeneration Technologies, Inc. and the investors named on the signature pages thereto.

10.2	Registration Rights Agreement, dated as of August 24, 2005, by and among Regeneration Technologies, Inc. and the investors named on the signature pages thereto.

10.3	Press release dated August 25, 2005.

10.4	Press release dated August 29, 2005.

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